AMERICAN FINANCIAL
                                  REALTY TRUST

AT THE COMPANY                           FRB / WEBER SHANDWICK
Muriel Lange                             Claire Koeneman     Joe Calabrese
Investor Relations                       (Analyst Info)      (General Info)
(215) 887-2280                           (312) 640-6745      (212) 445-8434
Email: mlange@afrt.com
       ---------------

                    AMERICAN FINANCIAL REALTY TRUST ANNOUNCES
                    FOURTH QUARTER AND 2003 YEAR END RESULTS

JENKINTOWN,  Pa.,  February  25, 2004 - American  Financial  Realty Trust (NYSE:
AFR), a real estate investment trust focused on acquiring and leasing properties occupied by financial institutions, today reported results for the fourth quarter and twelve months ended December 31, 2003.

Highlights

o Revenues increased 15%, to $55.5 million in the fourth quarter of 2003 from $48.2 million in the third quarter of 2003.

o AFFO increased 12%, to $27.3 million in the fourth quarter of 2003 from $24.3 million in the third quarter of 2003.

o During the fourth quarter of 2003, AFR acquired six properties containing an aggregate of 780,000 square feet for an aggregate purchase price of $89.7 million

o During the fourth quarter of 2003, AFR disposed of 20 properties containing an aggregate of 108,000 square feet for a net gain of $4.5 million.

o As of December 31, 2003, AFR owned or held leasehold interests in 578 properties containing an aggregate of approximately 17.2 million square feet.

o AFR paid a quarterly dividend of $0.25 per share on January 15, 2004 to shareholders of record on December 31, 2003. At the same time, the Company's Operating Partnership paid a distribution of $0.25 per Unit to OP Unit holders.

2003 Fourth Quarter Results

For the quarter ended December 31, 2003, the Company reported funds from operations ("FFO") of $7.3 million, or $0.06 per diluted share, on total revenues of $55.5 million. The Company had weighted average diluted common shares and OP Units outstanding of approximately 113.4 million for the quarterly period. FFO for the fourth quarter reflected a non-cash deferred compensation accrual of $5.2 million ($0.05 per share) for the contingent restricted stock component of the Company's Outperformance Plan. This accrual was based on the performance of American Financial's common stock (compared to an indexed return for REITs) in 2003; however, there will no issuance of restricted stock under the Plan until 2006 and any such issuance will be based exclusively on the total performance of the common stock (compared to an indexed return for REITs) for the three year period ended December 31, 2005. The Company calculates FFO as net income (loss) before minority interest in the Company's operating partnership, computed in accordance with generally accepted accounting principles ("GAAP"), including gains or losses from sales of properties, plus real estate related depreciation and amortization (excluding amortization of deferred costs).

The Company reported adjusted funds from operations ("AFFO") of $27.3 million for the fourth quarter. The Company defines AFFO as FFO adjusted by straightline rent, revenue enhancing expenditures for tenant improvements and leasing commissions and the amortization of various deferred costs.

The Company reported a net loss for the fourth quarter of $9.5 million, or ($0.09) per diluted share.

2003 Full Year Results

The Company reported FFO for the twelve months ended December 31, 2003 of $24.3 million, or $0.30 per diluted share, on total revenues of $135.6 million. The deferred compensation accrual described above was also included in the full year results and equaled $0.06 per share, based on full year weighted average diluted common shares and OP Units outstanding of 81.6 million). AFFO for the twelve-month period totaled $75.7 million.

Net loss for the twelve-month period totaled $18.8 million, or ($0.28) per diluted share. Approximately $9.2 million of this loss was attributable to a one-time charge that the Company took in the second quarter of 2003 in connection with the liquidation of its mortgage-backed securities portfolio prior to the Company's June 2003 initial public offering.

Comments from Management

"2003 was a year of consistent performance and solid growth for American Financial," Nicholas S. Schorsch, president and chief executive officer said. "Our quarterly and full year results are in line with our expectations and reflect the success we have had in capitalizing on significant acquisition opportunities within our banking industry niche. From our June 2003 IPO through the end of the year, we completed over $1 billion of property acquisitions, increasing our total capitalization on a book basis to over $2.1 billion."

Mr. Schorsch added, "We enter 2004 well positioned to take advantage of market opportunities. Our recent purchase of State Street Financial Center, a 1.05 million square foot, Class A+ bank-occupied office building in Boston, reflects the potential we see in the financial real estate market. Looking ahead to the remainder of the year, our acquisition pipeline remains robust. We are actively pursuing numerous strategic acquisitions, including both bank branch portfolios and office buildings, that should contribute to further FFO and AFFO growth and increase the long-term value of our portfolio."

Fourth Quarter Acquisitions

American Financial completed $89.7 million in property acquisitions during the fourth quarter of 2003, bringing total acquisitions in 2003 to approximately $1.5 billion. On December 15, 2003 American Financial acquired Bank of America Plaza, a 750,000 square foot Class A office building in St. Louis, Missouri for a purchase price of $87.8 million (including the prepayment of existing indebtedness on the property). The property is 96% leased to high quality credit tenants, including Bank of America, which leases 467,000 square feet, and IBM, which leases 155,000 square feet. Other tenants include PricewaterhouseCoopers and Key Bank. Additionally, during the quarter, the Company acquired five bank branch properties in North Carolina, Georgia and Tennessee pursuant to its formulated price contracts. The properties contain approximately 30,000 square feet and were acquired for a total purchase price of $1.9 million.

Subsequent Acquisitions

On February 17, 2004, the Company completed the acquisition of State Street Financial Center, a newly developed, 1.05 million square foot premier office building in Boston, Massachusetts that is 100% leased by State Street Corporation, an AA rated global financial services firm. The acquisition, at a purchase price of $705.4 million, also included the building's below-grade, 900-space parking garage. On the same date, the Company completed a broad lease amendment with State Street, under which State Street will pay minimum annual rent of approximately $63.9 million for the office building, commencing immediately and continuing through the expiration of the lease in September 2023. Additionally, State Street will pay all operating expenses for the office building in excess of an annual $16.4 million cap, resulting in an annual effective net rent to the Company of $47.5 million. The Company also agreed to terms with State Street for a lease on the parking garage, at an initial triple net rent of $2.5 million annually. The Company financed the acquisition of State Street Financial Center with available cash, the issuance of 1,975,000 OP Units and a 20-year $520 million mortgage loan. The loan provides for a fixed interest rate of 5.79%, but includes an upfront floating rate interest period of six months, during which time the loan bears interest at a rate equal to LIBOR plus 1.25%.

On February 20, 2004, the Company acquired five bank branches from Potomac Realty, Ltd. The bank branches, all located in Texas, are fully occupied by Bank of America under leases with remaining terms averaging 8.5 years. Annual contractual rent for the five properties totals approximately $1.0 million. The acquisition purchase price was approximately $9.5 million.

Portfolio Overview

As of December 31, 2003, the Company owned or held leasehold interests in 578 properties located in 27 states and Washington, D.C. The portfolio consisted of 358 bank branches and 220 office buildings, containing an aggregate of approximately 17.2 million square feet.

As of December 31, 2003, 86.3% of the Company's annualized contractual rent was derived from financial institutions, 83.2% was derived from tenants under net leases, and 82.8% was derived from tenants with corporate credit ratings of A or better as reported by Standard & Poor's.

The following table provides additional details on the portfolio:

--------------------------------------------------------------------------------
                                                 As of                As of
                                             Dec. 31, 2003        Sept. 30, 2003
--------------------------------------------------------------------------------
Number of Properties                              578                  592
--------------------------------------------------------------------------------
-- Branches                                       358                  373
--------------------------------------------------------------------------------
-- Office Buildings                               220                  219
--------------------------------------------------------------------------------
Number of States                                27 & DC              27 & DC
--------------------------------------------------------------------------------
Total Square Feet                             17,223,815            16,551,861
--------------------------------------------------------------------------------
-- Branches                                    1,831,407            1,909,453
--------------------------------------------------------------------------------
-- Office Buildings                           15,392,408            14,642,408
--------------------------------------------------------------------------------
Overall Occupancy                                88.9%                88.6%
--------------------------------------------------------------------------------
-- Branches                                      83.2%                83.2%
--------------------------------------------------------------------------------
-- Office Buildings                              89.5%                89.3%
--------------------------------------------------------------------------------
% Occupied by "A" Rated Tenants                  82.8%                82.9%
--------------------------------------------------------------------------------
% Occupied by Financial Institutions             86.3%                87.3%
--------------------------------------------------------------------------------
Lease Expirations (within 1 year)                1.4%(1)              2.8%(1)
--------------------------------------------------------------------------------
Average Remaining Lease Term (years)             13.3                  13.4
--------------------------------------------------------------------------------

Tenant Overview

As of December 31, 2003, the Company's three largest tenants were Bank of America, Wachovia Bank and Key Bank, who represented 61.7%, 13.7% and 2.0% of contractual rents, respectively. Including acquisitions completed to date in 2004, the Company's three largest tenants are Bank of America, State Street Corporation and Wachovia Bank, who represent 45.4%, 26.7% and 10.0% of contractual rents, respectively. Bank of America, State Street Corporation and Wachovia Bank have corporate credit ratings of AA-, AA and A+, respectively, as reported by Standard and Poor's.

"One of the most exciting aspects of our portfolio is the outstanding credit quality of our tenants," said Glenn Blumenthal, the Company's Senior Vice President and Chief Operating Officer. "We specialize in transactions involving high quality credits and give our tenants greater real estate flexibility in exchange for their superior credit."

----------
1 Excludes approximately 774,300 and 824,400 square feet of space as of December 31, 2003 and September 30, 2003, respectively, which was acquired from (and is leased to) Bank of America as part of a larger portfolio transaction. Pursuant to the master lease for the portfolio, Bank of America currently pays rent equal to $1.00 per square foot plus operating expenses for this space and must elect, on before June 30, 2004, to (a) vacate the space, (b) extend the lease for the space at a fair market rental rate for five years or (c) extend the lease for the space through June 2023 at the same rental rate applicable to the remainder of the portfolio. Bank of America may make different elections with respect to various portions of the space.

Mr. Blumenthal continued, "The State Street Financial Center acquisition achieved our aims to further diversify the tenant base and reduce the percentage of contractual rent derived from Bank of America, without diluting our portfolio's overall credit quality."

Balance Sheet

The Company maintains a conservative balance sheet posture, with a focus on long term, fixed rate debt. Recent transactions have increased the average term of the Company's debt, with minimal impact on the average interest rate. As of December 31, 2003, the Company had mortgage notes payable of $976.1 million, with an average term of 7.5 years and an average interest rate of 5.44%. As of February 24, 2004, with the inclusion of the State Street Financial Center financing, the Company's debt totals approximately $1.5 billion, with an average term of 9.8 years and an average interest rate of 5.58%. This average rate is based on the fixed interest rate for the State Street loan, which will take effect in August 2004, and does not reflect any benefit from the upfront floating interest rate period on this loan. As of December 31, 2003, over 95% of the Company's debt was on a fixed rate basis.

As of December 31, 2003, the Company had a ratio of net debt (debt less unrestricted cash and marketable investments) to total market capitalization of approximately 27% and a ratio of net debt to total real estate assets and net real estate intangibles (at book) of approximately 51%. As of February 24, 2004, with the inclusion of the State Street Financial Center financing, the Company had a ratio of net debt to total market capitalization of approximately 40%.

Fourth Quarter Dividend

American Financial declared a dividend of $0.25 per share on the Company's common shares of beneficial interest for the fourth quarter of 2003. The dividend was paid on January 15, 2004, to shareholders of record on December 31, 2003. At the same time, the Company's Operating Partnership paid a distribution of $0.25 per Unit to OP Unit holders.

Conference Call

Management will conduct a conference call and audio webcast at 10:00 am ET on February 25, 2004 to review the Company's quarterly results. The conference call dial-in number is 303-262-2130. The audio webcast will be available to the public, on a listen-only basis, via the Investor Relations section of the Company's website at www.afrt.com or at www.fulldisclosure.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

A replay of the conference call will be available through March 3, 2004 by dialing 303-590-3000, pass-code 567767. An online archive of the webcast will be available through March 24, 2004 by accessing the Company's website at www.afrt.com.

Supplemental Quarterly Financial and Operating Data

American Financial publishes supplemental quarterly financial and operating and financial data, which can be found under the Investor Relations section of the company's website at www.afrt.com. These materials are also available via e-mail by calling 312-640-6770.

Non-GAAP Financial Measures

The Company believes that FFO is helpful to investors as a measure of the Company's performance as an equity REIT because it provides investors with an understanding of our operating performance and profitability. In addition, because this measure is commonly used in the REIT industry, the Company's use of FFO may assist investors in comparing our performance with that of other REITs. AFFO is a computation often made by REIT industry analysts and investors to measure a real estate company's cash flow generated from operations. The Company believes that AFFO is helpful to investors as a measure of our liquidity position, because, along with cash flows from operating activities, this measure provides investors with an understanding of our ability to pay dividends. In addition, because this measure is commonly used in the REIT industry, the Company's use of AFFO may assist investors in comparing our liquidity position with that of other REITs. The Company's calculations of FFO and AFFO differ from the methodologies for calculating FFO and AFFO utilized by certain other equity REITs and, accordingly, may not be comparable to such REITs.

About American Financial Realty Trust

American Financial Realty Trust is a self-administered, self-managed real estate investment trust that acquires properties from, and leases properties to, regulated financial institutions. The Company owns and manages its assets primarily under long-term triple net and bond net leases with banks. The Company is led by chief executive officer Nicholas S. Schorsch and non-executive chairman Lewis S. Ranieri. The Company is traded on the New York Stock Exchange under the ticker symbol AFR.

For more information on American Financial Realty Trust, visit the Company's website at www.afrt.com.

Forward-Looking Statements

The forward-looking statements contained in this release are statements that are subject to various risks and uncertainties, including the uncertainties associated with the availability, timing and occurrence of transaction closings and changes in real estate and general market conditions. American Financial does not undertake a duty to update forward-looking statements. It may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                For the Quarters Ended December 31, 2003 and 2002
                      (In thousands, except per share data)

                                                          For the Quarter Ended
                                                               December 31,
                                                               ------------
                                                           2003           2002
                                                           ----           ----
Revenues:
      Rental income                                      $ 34,213       $ 6,781
      Operating expense reimbursements                     17,410         2,379
      Interest income                                       1,133         1,975
      Other income                                          2,739            --
                                                         --------       -------
            Total revenues                                 55,495        11,135
                                                         --------       -------
Expenses:
      Property operating expenses                          23,288         3,245
      General and administrative                            6,934         2,857
      Outperformance plan - cash component                  1,766            --
      Outperformance plan - contingent restricted
         share component                                    5,238            --
      Interest expense on mortgages and other debt         11,539         2,789
      Depreciation and amortization                        20,761         2,434
                                                         --------       -------
            Total expenses                                 69,526        11,325
                                                         --------       -------
      Loss before net interest income on residential
         mortgage-backed securities, net loss on
         investments, minority interest and
         discontinued operations                          (14,031)         (190)
                                                         --------       -------
Interest income from residential mortgage-backed
   securities, net of expenses                                 --        15,630
                                                         --------       -------
Interest expense on reverse repurchase agreements              --        (6,246)
                                                         --------       -------
Net interest income on residential mortgage-backed
   securities                                                  --         9,384
                                                         --------       -------
Net gain on investments                                         3           545
                                                         --------       -------
      Income (loss) from continuing operations before
         minority interest                                (14,028)        9,739
Minority interest                                             725          (831)
                                                         --------       -------
      Income (loss) from continuing operations            (13,303)        8,908
                                                         --------       -------
Discontinued operations:
      Loss from operations, net of minority interest         (728)         (152)
      Gains on disposals, net of minority interest and
         income taxes                                       4,494           637
                                                         --------       -------
      Income from discontinued operations                   3,766           485
                                                         --------       -------
Net income (loss)                                        $ (9,537)      $ 9,393
                                                         ========       =======
Basic (loss) income per share:
      From continuing operations                         $  (0.13)      $  0.21
      From discontinued operations                           0.04          0.01
                                                         ========       =======
            Total basic (loss) income per share          $  (0.09)      $  0.22
                                                         ========       =======
Diluted (loss) income per share
      From continuing operations                         $  (0.13)      $  0.21
      From discontinued operations                           0.04          0.01
                                                         ========       =======
            Total diluted (loss) income per share        $  (0.09)      $  0.22
                                                         ========       =======

               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
                  For the Year Ended December 31, 2003, and the
              Period from January 1, 2002 to September 9, 2002, and
                    September 10, 2002 to December 31, 2002
                      (In thousands, except per share data)


                                                                                      Predecessor
                                                                                      -----------
                                                                      Period from     Period from
                                                                     September 10,     January 1,
                                                      Year Ended        2002 to         2002 to
                                                      December 31,   December 31,     September 9,
                                                          2003           2002             2002
                                                          ----           ----             ----
Revenues:
      Rental income                                   $  92,912       $  8,310         $ 17,869
      Operating expense reimbursements                   35,746          2,813            5,577
      Interest income                                     3,495          2,351              105
      Other income                                        3,464             37              822
                                                      ---------       --------         --------
            Total revenues                              135,617         13,511           24,373
                                                      ---------       --------         --------
Expenses:
      Property operating expenses                        50,250          3,808            7,192
      General and administrative                         19,711          3,645            4,695
      Outperformance plan - cash component                2,014             --               --
      Outperformance plan - contingent
         restricted share component                       5,238             --               --
      Interest expense on mortgages and other
         debt                                            31,295          3,421            9,745
      Depreciation and amortization                      49,810          2,875            5,798
                                                      ---------       --------         --------
            Total expenses                              158,318         13,749           27,430
                                                      ---------       --------         --------
      Loss before net interest income on
         residential mortgage-backed
         securities, net loss on investments,
         minority interest and discontinued
         operations                                    (22,701)          (238)          (3,057)
                                                      ---------       --------         --------
Interest income from residential
   mortgage-backed securities, net of expenses            9,016         16,385               --
Interest expense on reverse repurchase
   agreements                                            (4,355)        (6,578)              --
                                                      ---------       --------         --------
      Net interest income on residential
         mortgage-backed securities                       4,661          9,807               --
                                                      ---------       --------         --------
Net loss on investments                                  (9,239)          (280)              --
                                                      ---------       --------         --------
      Income (loss) from continuing operations
         before minority interest                       (27,279)         9,289           (3,057)
Minority interest                                         1,950          (784)               --
                                                      ---------       --------         --------
      Income (loss) from continuing operations          (25,329)         8,505           (3,057)
                                                      ---------       --------         --------
Discontinued operations:
      Loss from operations, net of minority
         interest                                        (1,900)          (236)            (786)
      Gains on disposals, net of minority
         interest and income taxes                        8,407            675            9,500
                                                      ---------       --------         --------
      Income from discontinued operations                 6,507            439            8,714
                                                      ---------       --------         --------
Net income (loss)                                     $ (18,822)      $  8,944         $  5,657
                                                      =========       ========         ========
Basic (loss) income per share:
      From continuing operations                      $   (0.35)      $   0.20
      From discontinued operations                         0.09           0.01
                                                      ---------       --------
            Total basic (loss) income per share       $   (0.26)      $   0.21
                                                      =========       ========
Diluted (loss) income per share
      From continuing operations                      $   (0.35)      $   0.20
      From discontinued operations                         0.09           0.01
                                                      ---------       --------
            Total diluted (loss) income per
               share                                  $   (0.26)      $   0.21
                                                      =========       ========

      Set forth below is a reconciliation of our calculations of FFO and AFFO to net income (loss):

                                                          For the Quarter Ended
                                                                December 31,
                                                             2003         2002
                                                          (in thousands, except
                                                             per share data)
Funds from operations:
      Net income (loss)                                   $ (9,537)     $ 9,393
      Minority interest in operating partnership              (440)         887
      Real estate related depreciation and amortization     17,279        2,468
                                                          --------      -------
      Funds from operations                               $  7,302      $12,748
                                                          ========      =======
      Funds from operations per share (diluted)           $    .06      $   .27
                                                          ========      =======
Adjusted funds from operations:
      Funds from operations                               $  7,302      $12,748
      Straightline rental income, net                        7,358         (502)
      Tenant improvements and leasing commissions             (482)        (134)
      Amortization of deferred costs, including
         the value of in-place leases, customer
         relationship value and financing costs              5,745           80
      Amortization of fair market rental adjustment, net       493          (30)
      Amortization of deferred compensation                  1,647          174
      Accrual for Outperformance plan - contingent
         restricted share component                          5,238           --
      Realized (gain) loss on sales of investments, net         (3)         280
                                                          --------      -------
      Adjusted funds from operations                      $ 27,298      $12,616
                                                          ========      =======

Set forth below is a reconciliation of our calculations of FFO and AFFO to net income (loss):

                                                                               Period from
                                                                               September 10,
                                                                 Year Ended       2002 to
                                                                 December 31,   December 31,
                                                                    2003            2002
                                                                    ----            ----
                                                                  (in thousands, except
                                                                     per share data)
Funds from operations:
      Net income (loss)                                          $ (18,822)       $ 8,944
      Minority interest in operating partnership                    (1,454)           938
      Real estate related depreciation and amortization             44,529          2,614
                                                                 ---------        -------
      Funds from operations                                      $  24,253        $12,496
                                                                 =========        =======
      Funds from operations per share (diluted)                  $     .30        $   .27
                                                                 =========        =======
Adjusted funds from operations:
      Funds from operations                                      $  24,253        $12,496
      Straightline rental income, net                               23,742           (548)
      Tenant improvements and leasing commissions                   (1,074)          (369)
      Amortization of deferred costs, including the value
         of in-place leases, customer relationship value
         and financing costs                                        10,541            398
      Amortization of fair market rental adjustment, net               351            (36)
      Amortization of deferred compensation                          3,361            215
      Accrual for Outperformance plan - contingent restricted
         share component                                             5,238             --
      Realized (gain) loss on sales of investments, net              9,239            280
                                                                 ---------        -------
      Adjusted funds from operations                             $  75,651        $12,436
                                                                 =========        =======